Exhibit 10.30

PERSONAL GUARANTY AGREEMENT

This PERSONAL Guaranty Agreement (the “Guaranty”) is executed as of January 12, 2022 (the “Effective Date”) by and among Scott Stawski and Hope Stawski, each an individual residing at 5560 Oak Bend Trail, Prosper, TX 75078 (each a “Guarantor” and collectively the “Guarantors”) for the benefit of Tall Ship Adventures of Chicago, Inc., an Illinois corporation (the “Company”) having its registered agent office located at 180 N. LaSalle Street, Suite 3800, Chicago, Illinois 60611 (“Tall Ship Adventures”). Capitalized terms used herein and not otherwise defined herein shall have the meanings set forth in the Windy Purchase Agreements (as hereinafter defined).

Whereas, Guarantors acknowledge and agree that the Company and/or affiliates of the Company and affiliates of the Guarantors intend to enter into that certain (1) Vessel Purchase and Sale Agreement dated January 12, 2022 by and between Ham and Cheese Events LLC, a Texas limited liability company (“HCE”) and the Company for the purchase by HCE and the sale by Company of the Tall Ship Vessel “Windy” (the “Vessel Purchase Agreement”); (2) Stock Sale and Purchase Agreement dated January 12, 2022 by and between HCE and Bruce and Karen Randall (the “Randalls”) for purchase by HCE of the stock of Windy of Chicago Ltd., an Illinois corporation (“WOC”) from the Randalls (the “Stock Sale Agreement”); and (3) Vessel Operating Lease Agreement dated January 12, 2022 by and between WOC and the Company for the lease of Windy by WOC as Lessee from Company as Lessor (the “Vessel Lease”). The Vessel Purchase Agreement, the WOC Purchase Agreement and the Vessel Lease, together with the ancillary documents, instruments, and agreements executed in connection therewith, as the same may be amended, restated, supplemented, or otherwise modified and in effect from time to time, collectively referred to herein as the “Windy Purchase Agreements”.

Whereas, due to the close business and financial relationships between Guarantors and HCE and present and future affiliates of HCE, each Guarantor acknowledges that the consummation of the Windy Purchase Agreements will provide substantial direct and indirect benefits to such Guarantor.

Whereas, to induce Company to enter into the Windy Purchase Agreements to which it is a party (without obligating Company to do the same), any present or future agreements related thereto, or according to any amendment or modifications to any such agreements or in any other terms and arrangements, each Guarantor desires to execute and deliver this Guaranty.

Whereas, it is a condition to Company’s consent to enter into the Windy Purchase Agreements to which it is a party that Guarantors execute and deliver this Guaranty, and Company is relying on this Guaranty in entering into such Windy Purchase Agreements.

Now, Therefore, in consideration of the mutual covenants and agreements herein contained and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Guarantors hereby agree as follow:

1. Guaranty. In consideration of and in order to induce Company to consent to enter into the Windy Purchase Agreements to which it is a party and to lease the Windy pursuant to the Vessel Lease, each Guarantor absolutely and unconditionally, jointly and severally guarantees to Company and its successors and assigns the payment of any and all indebtedness arising from or related to the Windy Purchase Agreements owed to Company, whether contingent or absolute, matured or unmatured, at any time or from time to time, due and owing or accruing, or otherwise payable to the Company, including but not limited to all obligations, damages, claims, actions, losses, liabilities, litigation, demands, proceedings, costs, disbursements and expenses of any kind or nature imposed upon or incurred by the Company (including, without limitation, reasonable attorneys’ fees and disbursements), together with all fees and interest, and all obligations owed to Company under the Windy Purchase Agreements (the “Guaranteed Obligation”). Each Guarantor acknowledges and agrees that Company requires such Guarantor to execute and deliver this Guaranty prior to consummating the transactions contemplated by the Windy Purchase Agreements to which it is a party, and Company is relying on this Guaranty in so entering into such Windy Purchase Agreements.

Personal Guaranty Agreement – Sale of Windy Transaction
December 31, 2021

2. Primary Unlimited Obligation. The Guaranteed Obligation shall be a primary, and not a secondary, obligation and liability, payable immediately following the occurrence of an Event of Default (as defined below), upon demand and without recourse first having been had by Company against HCE or any other guarantor, person, firm or corporation, and without first resorting to any property held by Company as collateral security; and each Guarantor hereby waives the benefits of all provisions of law for stay or delay of execution or sale of property or other satisfaction of judgment against such Guarantor on account of the Guaranteed Obligation hereunder until judgment be obtained therefor against one or both HCE and execution thereon returned unsatisfied, or until it is shown that either HCE has no property available for the satisfaction of the Guaranteed Obligation guaranteed hereby, or until any other proceedings can be had; and each Guarantor further agrees that such Guarantor is responsible for the Guaranteed Obligation, or portion thereof, of HCE to Company which has been paid by HCE to Company and which Company is subsequently required to return to one or both HCE or a trustee for such HCE in any bankruptcy, insolvency proceeding or otherwise voidable transfer; and each Guarantor further agrees that such Guarantor shall not have any right of subrogation, reimbursement or indemnity whatsoever, nor any right of recourse to security for the debts and obligations of HCE to Company unless and until all of the indebtedness, obligations and liabilities of HCE to Company have been paid in full. Each Guarantor hereby waives any claim or right to be a creditor of either HCE’s bankruptcy estate which may arise upon payment by Guarantor of any obligation under this Guaranty. This Guaranty is unlimited and applies to all indebtedness of HCE arising from or related to the Guaranteed Obligation, whether now existing or hereafter arising, subject to the Guaranteed Obligation Cap.

3. Waiver. Each Guarantor agrees that Company shall have no obligation to protect, perfect, secure or insure any security interests, liens or encumbrances now or hereafter held for the indebtedness, obligations and liabilities for which this Guaranty is made. It is understood by Guarantors that any such indebtedness, obligations and liabilities may be accepted or created by or with Company at any time and from time to time without notice to Guarantors, and each Guarantor hereby expressly waives presentment, demand, protest, and notice of dishonor of any such indebtedness, obligations and liabilities or other evidences of any such indebtedness, obligation or liability. Each Guarantor consents and agrees that Company shall be under no obligation to marshal any assets in favor of such Guarantor or against or in payment of any or all of the Guaranteed Obligation.

4. Enforcement Costs; Attorney’s Fees. Each Guarantor shall, jointly and severally, pay all costs and expenses including, without limitation, all court costs and reasonable and customary attorneys’ and paralegals’ fees and expenses paid or incurred by Company in connection with the enforcement of any term or provision of this Guaranty or any action by or against HCE or Guarantor in connection with this Guaranty, which shall be part of the Guaranteed Obligation. This covenant shall survive the payment of the indebtedness and obligations of HCE under the Windy Purchase Agreements and the termination of this Guaranty. Guarantors shall pay interest on all amounts owed under this Guaranty from date of demand therefore until such obligations are paid in full, at the per annum rate of the Prime Rate (as set forth by the Wall Street Journal on such demand date and each anniversary date thereof) plus ten percent (10%).

Personal Guaranty Agreement – Sale of Windy Transaction
December 31, 2021

5. Covenants, Representations, Warranties.

5.1 Each Guarantor covenants, warrants, and represents to Company that (i) such Guarantor is: (a) a direct or indirect equity owner of HCE and, as such, will benefit by virtue of the Vessel Purchase Agreements; (ii) such Guarantor has all requisite power, authority and capacity to enter into and perform all obligations under this Guaranty, and has no defense to any action, suit or proceeding that may be instituted under this Guaranty; (iii) this Guaranty is a legally binding obligation, enforceable against such Guarantor in accordance with its terms; (iv) the execution and delivery of this Guaranty does not violate or constitute a breach of any agreement to which such Guarantor is a party; (v) there is no litigation, claim, action or proceeding pending or, to the best knowledge of such Guarantor, threatened against any Guarantor which would materially adversely affect the financial condition of such Guarantor or the ability to fulfill such Guarantor’s obligations hereunder; (vi) no other agreement or special condition exists between such Guarantor and Company regarding the liability of any Guarantor under this Guaranty; (vii) there is no statute, regulation, rule, order or judgment, and no provision of any mortgage, contract or agreement binding on such Guarantor or affecting such Guarantor’s property which would prohibit, conflict with or in any way prevent the execution, delivery or carrying out of the terms of this Guaranty; (viii) each Guarantor has knowledge of the terms and conditions of the Vessel Purchase Agreements; and (ix) as of the date hereof, and after giving effect to this Guaranty and the obligations evidenced hereby: (a) such Guarantor is and will be solvent; (b) the fair saleable value of such Guarantor’s assets exceed and will continue to exceed such Guarantor’s liabilities (both fixed and contingent); and (c) such Guarantor is and will continue to be able to pay Guarantor’s debts as they mature.

5.2 Each Guarantor covenants that such Guarantor shall promptly inform Company of (i) any litigation or governmental investigation against Guarantor or affecting any collateral or security interest for all or any part of the Windy Purchase Agreements or this Guaranty which, if determined adversely, might have a material adverse effect upon the financial condition of Guarantor or upon such collateral or security interest or might cause a default under any Vessel Purchase Agreement, (ii) any claim or controversy which might become the subject of such litigation or governmental investigation regarding either HCE or Guarantor; or (iii) any material adverse change in the financial condition of Guarantor or HCE. Further, each Guarantor covenants that so long as the Guaranteed Obligation under this Guaranty continue, Guarantor shall not (a) transfer or pledge any material portion of Guarantor’s assets for less than full and adequate consideration, or (b) permit the sale of all or substantially all the assets of HCE or any of its successors or assigns or the direct or indirect acquisition by any person (or group of persons acting in concert) of ownership or control of a controlling interest in the voting securities (or the power to vote the same) of HCE or any of its successors or assigns.

6. Application of Indebtedness. Company shall have the exclusive right to determine the time and manner of application of any payments or credits, whether received from HCE or any other source. All payments received from HCE, or on account of the indebtedness or obligations of HCE under the Windy Purchase Agreements from whatsoever source, shall be taken and applied by Company toward the payment of such of the indebtedness and obligations of HCE under the Windy Purchase Agreements, and in such order of application as Company may in its sole discretion from time to time elect, and this Guaranty shall apply to and secure any ultimate balance that shall remain owing to Company. Company shall have the exclusive right to determine how, when and what application of payments and credits, if any, whether derived from HCE or any other source shall be made on the obligations, and such determination shall be conclusive upon each of HCE and Guarantor. All such payments and credits may be applied, reversed and reapplied, in whole or in part, to any indebtedness or obligations of HCE or the Guaranteed Obligation as Company shall determine in its sole discretion without affecting the validity or enforceability of this Guaranty. Company may, at its sole discretion, proceed without notice directly against one or more Guarantors, without first proceeding against HCE or any other guarantor.

Personal Guaranty Agreement – Sale of Windy Transaction
December 31, 2021

7. HCE Operations. Each Guarantor hereby assumes responsibility for keeping informed of the financial condition of HCE, and any and all endorsers and/or other guarantors of any instrument or document evidencing all or any part of the indebtedness and obligations of HCE and of all other circumstances bearing upon the risk of nonpayment of the indebtedness and obligations of HCE or any part thereof that diligent inquiry would reveal. Each Guarantor hereby agrees that Company shall have no duty to advise such Guarantor of information known to Company regarding such condition or any such circumstances or to undertake any investigation not a part of its regular business routine. If Company, in its sole discretion, undertakes at any time or from time to time to provide any such information to a Guarantor, Company shall be under no obligation to update any such information or to provide any such information to one or more Guarantors on any subsequent occasion.

8. Reinstatement of Payments. Each Guarantor further agrees that, to the extent that HCE makes a payment or payments to Company, or Company receives any proceeds of collateral, which payment or payments or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to one or more HCE, its estate, trustee, receiver or any other party, including, without limitation, one or more Guarantors, under any bankruptcy law, state or federal law, common law or equitable theory, then to the extent of such payment or repayment, Guaranteed Obligations or the part thereof which has been paid, reduced or satisfied by such amount, and each Guarantor’s obligations hereunder with respect to such portion of Guaranteed Obligations, shall be reinstated and continued in full force and effect as of the date such initial payment, reduction or satisfaction occurred. Each Guarantor shall remain liable to Company for the amount so repaid to the same extent as if such amount had never originally been received by Company, notwithstanding any termination hereof or the cancellation of any Vessel Purchase Agreement or other instrument evidencing any of the indebtedness or obligations of either of HCE under any Vessel Purchase Agreement. Each Guarantor’s obligations hereunder shall not be limited if Company is precluded for any reason from enforcing or exercising any right or remedy with respect to the indebtedness or obligations of either HCE under any Vessel Purchase Agreement, subject to the Guaranteed Obligation Cap. Each Guarantor hereby irrevocably waives and releases HCE from all “claims” (as defined in Section 101 of the Bankruptcy Code) to which such Guarantor is or would at any time be entitled by virtue of the Guaranteed Obligations under this Guaranty, including, without limitation, any right of subrogation (whether contractual, under the Bankruptcy Code or otherwise), reimbursement, contribution, exoneration or similar right against one or both HCE.

9. Guarantor Subordination. Each Guarantor agrees that any and all claims of such Guarantor against HCE, any endorser or any other guarantor of all or any part of the indebtedness or obligations of HCE, or against any of HCE’ properties, whether arising by reason of any payment by Guarantor to Company pursuant to the provisions hereof, or otherwise, shall be subordinate and subject in right of payment to the prior payment, in full, of all of Guaranteed Obligations.

10. Continuing Guaranty. This Guaranty shall continue in full force and effect until such time as all of indebtedness and obligations of HCE related to the Guaranteed Obligation have been indefeasibly paid in full and discharged and all obligations under each Vessel Purchase Agreement have been satisfied in full. This Guaranty shall in all respects be a continuing, absolute and unconditional guaranty of payment and not of collection, shall not be subject to any counterclaim, setoff, deduction or defense based upon any claim that any Guarantor may have against any person. This Guaranty and Guaranteed Obligations hereunder are irrevocable, except as otherwise specified herein. The liability of each Guarantor hereunder shall in no way be affected or impaired by any circumstances which might otherwise constitute a defense available to, or a discharge of, HCE, any Guarantor or others.

Personal Guaranty Agreement – Sale of Windy Transaction
December 31, 2021

11. Events of Default.

(a) Any of the following shall constitute an “Event of Default” hereunder: (1) a breach by Pledgor of the Stock Sale Agreement; (2) a Company Stock Reversion Event as defined in the Stock Sale Agreement; (3) a “Default” as defined in the Windy Lease; or (4) a monetary default under the Windy Purchase Agreement.

(b) Upon the happening of any of the foregoing Events of Default under this Guaranty, all Guaranteed Obligations then existing shall, at the option of Company, immediately become due and payable from each Guarantor and Guarantors shall, without notice or demand, promptly pay the amount due thereon to Company, in lawful money of the United States, at Company’s address set forth herein, and Company may avail itself of any remedies upon default provided in any documents securing each Guarantor’s obligations hereunder or allowed by applicable law.

12. Credit Information. By signing this Guaranty, each Guarantor authorizes Company, or any of its affiliates, to obtain credit reports of such Guarantor, including credit bureau reports, and make other credit inquiries that Company determines in its sole discretion are advisable. On a Guarantor’s written request, Company will inform such Guarantor whether it has requested a credit report and the name and address of any credit reporting agency that published a report. Each Guarantor acknowledges that without further notice Company may use or request additional credit bureau reports to update our information so long as such Guarantor obligations to Company hereunder are outstanding.

13. Assignment. Each Guarantor hereby gives Company the right at any time to assign this Guaranty. No Guarantor shall assign any of such Guarantor’s rights nor delegate any of such Guarantor’s duties under this Guaranty without the express prior written consent of Company, which consent shall be in Company’s sole and exclusive discretion.

14. Notices. All notices, requests, demands, claims and other communications hereunder shall be in writing to the address of the party set forth in the preamble hereto. Unless otherwise provided herein, any notice, request, demand, claim, or other communication hereunder shall be sent and deemed duly given (i) if personally delivered, when so delivered, or (iii) if sent through a nationally recognized overnight delivery service under circumstances where such service guarantees next day delivery, the day following being so sent to the address set forth below. Each Guarantor and Company may change the address to which notices, requests, demands, claims and other communications hereunder are to be delivered by giving the other person notice in the manner herein set forth.

15. No Waiver; Remedies. No failure or delay on the part of Company in the exercise of any right or remedy shall preclude other or further exercise thereof, or the exercise of any other right or remedy; nor shall any modification or waiver of any of the provisions of this Guaranty be binding upon Company except as expressly set forth in a writing duly signed and delivered on behalf of Company. No action of Company permitted hereunder shall in any way affect or impair the rights of Company or the obligations of Guarantors under this Guaranty. The remedies herein provided are cumulative and not exclusive of any rights of set-off or other remedies provided by law.

16. Amendments. No provision of this Guaranty may be amended, supplemented or modified, or any of the terms and provisions hereof waived, except by a written instrument executed by Company and Guarantors. Verbal modifications shall not be effective in any event unless the same is in writing and signed by each party, and then such modification, waiver or consent shall be effective only in the specific instance and for the specific purpose given.

Personal Guaranty Agreement – Sale of Windy Transaction
December 31, 2021

17. Construction. Each Guarantor has read this Guaranty, understand its contents, and represents that such Guarantor has full and complete authority to sign this Guaranty. Each Guarantor has had an opportunity to consult with legal counsel prior to executing this Guaranty. In the event an ambiguity or question of intent or interpretation arises, the Guaranty shall be construed as if drafted jointly by Guarantors and Company and no presumption or burden of proof shall arise favoring or disfavoring Guarantors or Company by virtue of the authorship of any of the provisions set forth herein.

18. Severability. Each and every provision, condition, covenant and representation contained in this Guaranty is and shall be construed to be a separate and independent covenant and agreement. In the event any term or provision of this Guaranty shall to any extent be declared illegal, contrary to law, invalid or unenforceable, the remainder of this Guaranty shall not be affected thereby and this Guaranty shall continue in full force and effect as though such term or provision had not been incorporated herein.

19. Governing Law. This Guaranty is deemed made and shall be governed, interpreted and construed in accordance with the laws of the State of Illinois, without regard to any choice of law or conflict of law provisions or rules (whether of the State of Illinois or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Illinois.

20. Jurisdiction. Each Guarantor expressly submits and consents to the exclusive jurisdiction of the state and federal courts of the City of Chicago, County of Cook, State of Illinois with respect to any controversy arising under, out of, or relating to, this Guaranty, any amendment or supplement thereto or to any transactions in connection herewith or therewith whether asserted by way of claim, counterclaim, cross-claim or otherwise. Each Guarantor (a) irrevocably submits to such jurisdiction and irrevocable agrees to be bound by any judgment rendered thereby in connection with this Guaranty, and (b) waives any and all objections to such jurisdiction or venue.

21. WAIVER OF JURY TRIAL AND DAMAGES. each Guarantor hereby irrevocably waives any right such Guarantor may have to a trial by jury in respect of any litigation directly or indirectly at any time arising out of, under or in connection with this Guaranty or any transaction contemplated hereby or associated herewith. Each Guarantor irrevocably waives, to the maximum extent not prohibited by law, any right such Guarantor may have to claim or recover in any such litigation any special, exemplary, punitive or consequential damages, or damages other than, or in addition to, actual damages caused by Company’s willful misconduct or gross negligence. each Guarantor certifies that no party hereto nor any representative or agent or counsel for any party hereto has represented, expressly or otherwise, or implied that such party would not, in the event of litigation, seek to enforce the foregoing waivers. each Guarantor acknowledges that Company has been induced to enter into this Guaranty and the transactions contemplated hereby, in part, as a result of the mutual waivers and certifications contained in this Jury Waiver.

[SIGNATURE PAGE TO FOLLOW]

Personal Guaranty Agreement – Sale of Windy Transaction
December 31, 2021

SIGNATURE PAGE TO PERSONAL GUARANTY AGREEMENT

GUARANTORS

/s/ Scott Stawski
Name:	Scott Stawski, individually

/s/ Hope Stawski
Name:	Hope Stawski, individually

ACKNOWLEDGED:

Tall Ship Adventures of Chicago, Inc.,
an Illinois corporation

By:	/s/ Bruce Randell
	Name:	Bruce Randell
	Title:	VP

Personal Guaranty Agreement – Sale of Windy Transaction
December 31, 2021